Exhibit 99.1

Envigo RMS Holding Corp. and Subsidiaries

ANNUAL REPORT

For the Nine Months Ended September 30, 2021

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
Consolidated Financial Statements

Independent Auditor’s Report on Consolidated Financial Statements	1

Consolidated Statements of Operations for the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020	3

Consolidated Statements of Comprehensive Income (Loss) for the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020	4

Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020	5

Consolidated Statements of Changes in Stockholder’s Equity for the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020	6

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020	7

Notes to Consolidated Financial Statements	8-38

Independent Auditor’s Report on Consolidated Financial Statements

To the Board of Directors

Inotiv, Inc.

West Lafayette, Indiana

Opinion

We have audited the consolidated financial statements of Envigo RMS Holding Corp. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of September 30, 2021 and December 31, 2020 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and December 31, 2020, and the results of its operations and its cash flows for the nine months ended September 30, 2021 and the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1 to the consolidated financial statements, the Company was acquired by Inotiv, Inc. pursuant to the terms and conditions of a definitive agreement and plan of merger that was entered into by the Company and Inotiv, Inc. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for  the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

1

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Woodbridge, New Jersey

December 23, 2021

2

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020
(DOLLARS IN THOUSANDS)

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Net revenue	$221,107	$246,369
Operating costs
Cost of sales	(166,092)	(192,360)
Selling, general and administrative expenses	(35,001)	(40,610)
Amortization of intangible assets	(1,950)	(2,549)
Loss on impairment of goodwill and intangible assets	-	(49,806)
Gain on sale of animal colony	-	12,386
Other operating expense	(10,306)	(5,440)
Operating income (loss)	7,758	(32,010)
Interest expense, net	(5,613)	(9,331)
Interest expense, net - related parties	(686)	(47)
Gain on forgiveness of debt	11,516	-
Gain on extinguishment of debt	-	633
Foreign exchange losses	(367)	(1,574)
Other income	237	83
Income (loss) from continuing operations, before income taxes	12,845	(42,246)
Income tax expense	(700)	(11,262)
Income (loss) from continuing operations	12,145	(53,508)
(Loss) income from discontinued operations, net of tax	(107)	268
Consolidated net income (loss)	12,038	(53,240)
Net loss attributable to non-controlling interests	153	365
Net income (loss) attributable to the stockholders	$12,191	$(52,875)

See accompanying notes to consolidated financial statements

3

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

(DOLLARS IN THOUSANDS)

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Consolidated net income (loss)	$12,038	$(53,240)

Other comprehensive income (loss), net of tax
Foreign currency translation	(929)	3,151
Defined benefit plans:
Actuarial gains (losses), net of taxes	1,676	(2,333)
Foreign currency translation	82	(127)
Other comprehensive income (loss), net of tax	829	691
Consolidated comprehensive income (loss)	12,867	(52,549)
Comprehensive loss attributable to non-controlling interests	153	365
Comprehensive income (loss) attributable to the stockholders	$13,020	$(52,184)

See accompanying notes to consolidated financial statements

4

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
(DOLLARS IN THOUSANDS)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$51,513	$32,405
Accounts receivable (net of allowances of $2,410 and $1,824, respectively)	43,027	58,501
Unbilled receivables	1,116	556
Inventories, net	31,476	29,663
Prepaid expenses and other current assets	15,944	11,755
Assets held for sale	4,361	4,408
Current assets of discontinued operations	1,414	1,504
Total current assets	148,851	138,792

Property, plant and equipment, net	78,079	75,580
Intangible assets, net	20,438	22,338
Other assets	7,517	3,445
Total assets	$254,885	$240,155

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,834	$15,181
Accrued payroll and other benefits	8,980	8,118
Accrued expenses and other liabilities	5,017	4,793
Fees invoiced in advance	7,358	6,586
Current portion of long-term debt	68,362	-
Liabilities held for sale	1,132	1,099
Current liabilities of discontinued operations	1,200	1,307
Total current liabilities	120,883	37,084

Long-term debt, net	48,338	127,303
Related party debt, net	7,007	6,440
Other liabilities	4,991	8,906
Long-term deferred tax liabilities	533	587
Total liabilities	181,752	180,320

Commitments and contingencies (Note 20)

Company stockholders' equity (per share and shares in whole dollars)
Common stock, Class A, $0.01 par value, 30,000 shares authorized, 18,618 issued and outstanding as of September 30, 2021 and December 31, 2020; and Class B, $0.01 par value, 3,000 shares authorized, 1,147 issued and outstanding as of September 30, 2021 and December 31, 2020	-	-
Preferred Stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	-	-
Paid in capital	123,632	123,202
Retained deficit	(42,048)	(54,239)
Accumulated other comprehensive loss	(7,313)	(8,142)
Total company stockholders' equity	74,271	60,821
Non-controlling interests in subsidiaries	(1,138)	(986)
Total stockholders' equity	73,133	59,835
Total liabilities and stockholders' equity	$254,885	$240,155

See accompanying notes to consolidated financial statements

5

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(DOLLARS IN THOUSANDS)

									Accumulated
	Common Stock								Other	Non-
	Class A - Voting		Class B - Non-Voting		Preferred Stock		Paid in	Retained	Comprehensive	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interests	Total
Balance - December 31, 2020	18,618	$-	1,147	$-	-	$-	$123,202	$(54,239)	$(8,142)	$(986)	$59,835
Consolidated net income	-	-	-	-	-	-	-	12,191	-	(153)	12,038
Actuarial gains (net of tax)	-	-	-	-	-	-	-	-	1,126	-	1,126
Pension cost amortization	-	-	-	-	-	-	-	-	550	-	550
Stock compensation expense	-	-	-	-	-	-	430	-	-	-	430
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(847)	1	(846)
Balance - September 30, 2021	18,618	$-	1,147	$-	-	$-	$123,632	$(42,048)	$(7,313)	$(1,138)	$73,133

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2020
(DOLLARS IN THOUSANDS)

									Accumulated
	Common Stock								Other	Non-
	Class A - Voting		Class B - Non-Voting		Preferred Stock		Paid in	Retained	Comprehensive	Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interests	Total
Balance - December 31, 2019	18,618	$-	1,147	$-	-	$-	$122,756	$(1,364)	$(8,833)	$(235)	$112,324
Consolidated net loss	-	-	-	-	-	-	-	(52,875)	-	(365)	(53,240)
Actuarial losses (net of tax)	-	-	-	-	-	-	-	-	(2,816)	-	(2,816)
Pension cost amortization	-	-	-	-	-	-	-	-	483	-	483
Stock compensation expense	-	-		-		-	446	-	-	-	446
Other	-	-	-	-	-	-	-	-	-	(371)	(371)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	3,024	(15)	3,009
Balance - December 31, 2020	18,618	$-	1,147	$-	-	$-	$123,202	$(54,239)	$(8,142)	$(986)	$59,835

See accompanying notes to consolidated financial statements

6

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020
(DOLLARS IN THOUSANDS)

	Nine Months Ended	Year Ended
	September 30, 2021	December 31, 2020
Cash flows from operating activities:
Consolidated net income (loss)	$12,038	$(53,240)
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,670	10,686
Loss on disposal of property, plant and equipment	499	609
Amortization of original issuance discount and debt issuance costs included in interest expense	675	200
Amortization of inventory step-up	-	2,040
Non-cash stock compensation expense	430	446
Gain on sale of animal colony	-	(12,386)
Loss on impairment of property, plant and equipment, goodwill and intangible assets	-	49,806
Gain on extinguishment of debt	-	(633)
Gain on forgiveness of debt	(11,516)	-
Foreign exchange losses on intercompany balances	369	1,576
Deferred income tax expense	6	10,411
Undistributed loss (income) of noncontrolling interest	(153)	395
Provision for losses on accounts receivable	593	(427)

Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	5,247	(10,708)
Prepaid expenses and other current assets	(8,937)	871
Inventories, net	(2,137)	1,150
Accounts payable, accrued expenses and other liabilities	9,228	(9,244)
Fees invoiced in advance	(1,046)	(158)
Defined benefit pension plan liabilities	(764)	(1,134)
Other	102	(739)
Net cash provided by (used in) operating activities	12,304	(10,479)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,027)	(2,948)
Proceeds from sale of property, plant and equipment	3	-
Proceeds from sale of animal colony	14,156	-
Net cash provided by (used in) investing activities	8,132	(2,948)

Cash flows from financing activities:
Proceeds from loans received	-	66,212
Payment of debt issuance costs	(503)	(1,228)
Repayments of long-term debt and capital lease obligations	-	(40,605)
Net cash (used in) provided by financing activities	(503)	24,379

Effect of exchange rate changes on cash and cash equivalents	(649)	345
Increase in cash and cash equivalents	19,284	11,297
Cash and cash equivalents at beginning of period	33,215	21,918
Cash and cash equivalents at end of period	52,499	33,215
Less: discontinued operations cash balance	(607)	(431)
Less: assets held for sale cash balance	(379)	(379)
Cash and cash equivalents at end of period - continuing operations	$51,513	$32,405

Non-cash financing and investing activities:
Non-cash forgiveness of debt	$11,516	$-
Non-cash debt payment (see Note 15)	$503	$532
Proceeds on sale of animal colony (property, plant and equipment)	$-	$14,156
Payment-in-kind interest capitalized as debt	$(1,823)	$-

Supplementary disclosures:
Interest paid	$4,141	$7,932
Income taxes refunded (paid), net	$163	$(751)

See accompanying notes to consolidated financial statements

7

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 1.	THE COMPANY AND ITS OPERATIONS

Nature of Business and Organization

Envigo RMS Holding Corp. (the “Parent”) was formed on April 9, 2019 as a wholly owned subsidiary of Envigo Holdings, Inc. (Holdings) for the sole purpose of owning Holdings’ research models and services businesses (“RMS”) and certain other assets. On June 3, 2019, in anticipation of the acquisition of the majority of Holdings’ contract research services (“CRS”) operating segment by Laboratory Corporation of America Holdings’ (“LabCorp”) Covance Drug Development segment (“Covance”), Holdings executed a group restructuring and spin-off whereby Holdings’ RMS operating subsidiaries were contributed to the Parent. The group restructuring was completed by entities under common control with the shareholder group of the Parent remaining substantially the same. However, long-lived assets, including property, plant and equipment, intangibles and goodwill, were reviewed for impairment which resulted in adjustments to the value of property, plant and equipment and intangibles. The Parent together with its subsidiaries are referred to collectively as “Envigo”, or the “Company”.

Concurrent with the spin-off, Envigo RMS LLC, a wholly owned subsidiary of the Parent, acquired Covance Research Products, Inc. (“CRP”) (later renamed Envigo Global Services Inc. or “EGSI”) for $110,000 with the Parent as “Issuer” of the “Seller Note” to Covance Preclinical Corporation as “Holder”. This acquisition was financed by the Seller Note. See Note 15 for additional details on the Seller Note. The sale of the CRS business to LabCorp and the purchase of the EGSI business from LabCorp are referred to collectively as the LabCorp Transaction. The LabCorp Transaction was completed on June 3, 2019. The Company incurred costs of $6,391 related to the LabCorp Transaction, including $350 related to the Seller Note, which has been capitalized and is being amortized over the term of the debt. All information contained in this Annual Report for the nine months ended September 30, 2021 and the year ended December 31, 2020 relates to Envigo.

Envigo breeds, imports and sells research-quality animal models for use in laboratory tests, manufactures and distributes standard and custom diets, distributes bedding and enrichment products, and provides other services associated with these products. The Company is one of the largest providers of research models and services (“RMS”) products and services globally and has been supplying research models since 1931. With over 130 different species and strains, the Company is a global leader in the production and sale of some of the most widely used rodent research model strains, among other species. The Company maintains production and distribution facilities, including barrier and isolator facilities, in the United States (“U.S.”), United Kingdom (“U.K.”), mainland Europe, and Israel.

Inotiv Merger

On September 21, 2021, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) pursuant to which Inotiv, Inc. (“Inotiv”) agreed, subject to certain closing conditions, to acquire the Company by merger of the Company into a newly formed, wholly owned subsidiary of Inotiv. Under the terms and conditions of the Merger Agreement, the aggregate consideration paid to the holders of outstanding equity interests in the Company will consists of cash consideration of $200 million, and 9,365,173 Inotiv common shares, which shares had an aggregate market value of approximately $285 million, subject to adjustment as defined in the Merger Agreement. Subsequently, on November 5, 2021, Inotiv completed the acquisition wherein the Company merged into a wholly owned subsidiary of Inotiv. The aggregate consideration paid to the holders of outstanding equity interests in the Company in the merger consisted of cash consideration of $271 million, including adjustments for net working capital and cash balances as provided in the merger agreement of approximately $13 million and $48 million, respectively, and 9,036,538 Inotiv common shares. The common shares included in the merger consideration include 790,620 shares issuable upon exercise of certain Envigo stock options that were assumed by Inotiv in the transaction. In conjunction with the Inotiv Merger, the $271 million cash proceeds from the transaction were used in part to repay all outstanding principal (including payment-in-kind) and interest due as of November 5, 2021 on the Seller Note, Main Street Term Loan and Second Lien Term Loan. The Company expects to record a loss of $1,932 on the early extinguishment of the debt primarily related to unamortized debt issuance costs and original issuance discounts. In addition, the Company paid an early repayment fee of $207 on the Second Lien Term Loan.

COVID-19

The outbreak of COVID-19, which the World Health Organization declared in March 2020 to be a pandemic, continues to spread throughout the United States of America and the globe. Many U.S. State Governors issued temporary Executive Orders that, among other stipulations, effectively prohibited in-person work activities for many industries and businesses, having the effect of suspending or severely curtailing operations. The spread of the virus continued throughout 2020 and into Summer 2021, and is expected to continue through the remainder of 2021, despite widespread vaccination rollout due to new variants. The extent of the ultimate impact of the pandemic on the Company's operational and financial performance will depend on various developments, including the duration and spread of the outbreak, its impact on potential customers, employees, and vendors and the timing and breadth of vaccinations, all of which cannot be reasonably predicted at this time.

8

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Due to the world-wide impact of the COVID-19 pandemic, the Company’s operations were initially impacted by: disruption in the supply of certain animal research models, including a disruption in the supply of non-human primates from China, temporary cancelation or delay in customer orders, and product demand fluctuations. While the supply of non-human primates from China continues to be an issue, with no resolution in sight, the Company has been able to identify and access alternative inventory supply resources to mitigate a large portion of the China supply disruption. The issues around cancelation or delay of customer orders and product demand fluctuation have been resolved over time.

NOTE 2.	BASIS OF PRESENTATION

Consolidation

The accompanying consolidated financial statements (“consolidated financial statements”) of the Company have been prepared, including all subsidiaries and a variable interest entity (“VIE”) it consolidates, in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). See Note 8 – Variable Interest Entities, for a further discussion of the VIE in which the Company held a variable interest and the consolidation of the entity in its consolidated financial statements as of and for the nine months ended September 30, 2021 and year ended December 31, 2020. In the opinion of management, the Company’s consolidated financial statements reflect all normal and recurring adjustments necessary for a fair statement of the Company’s financial position and results of operations.

The Company accounts for non-controlling interests in accordance with Accounting Standard Codification (“ASC”) 810, “Consolidation” (“ASC 810”). ASC 810 requires companies with non-controlling interests to disclose such interests as a portion of equity but separate from the Parent’s equity. The non-controlling interests’ portion of net income (loss) is presented on the consolidated statement of operations.

Intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Comparatives

In conjunction with the LabCorp Transaction, the Company undertook a plan to sell or dispose of certain assets comprising the remaining CRS businesses in Germany, Spain and Israel (together the “CRS business”). At that time, the Company conducted a review and determined that the CRS business met the criteria for assets and liabilities held for sale and discontinued operations presentation. The discontinued operations criteria was initially met as of September 30, 2019. Accordingly, the CRS business is presented as discontinued operations in the consolidated statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 and the consolidated balance sheets as of September 30, 2021 and December 31, 2020. See Note 4 for a more detailed discussion of discontinued operations including details of assets and liabilities and income (loss) related to the discontinued business, along with certain information for the consolidated statement of cash flows. Unless otherwise, noted all information presented hereafter is based upon continuing operations.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and judgements that may affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosures of contingent assets and liabilities. These include management estimates in the calculation and timing of revenue recognition, pension liabilities, deferred tax assets and liabilities and the related valuation allowance. Although estimates are based upon management’s best estimate using historical experience, current events, and actions, actual results could differ from those estimates. Changes in estimates are reflected in reported results in the period in which they become known.

Net Revenue

Effective for the period ended December 31, 2019, the Company adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

9

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Product Revenue. Product revenue included research models, diets and bedding, bioproducts and transgenic. Product revenue is recognized at the point in time when the Company’s performance obligations with the applicable customers have been satisfied. Revenue is recorded at the transaction price, which is the amount of consideration the Company expects to receive in exchange for transferring products to a customer. The Company considered the unit of account for each purchase order that contains more than one product. Because all products in a given purchase order are generally delivered at the same time and the method of revenue recognition is the same for each, there is no need to separate an individual order into separate performance obligations. The performance obligations, including associated freight to deliver products, is met upon delivery (destination point) and transfer of title. The Company determines the transaction price based on fixed consideration in its contractual agreements. In determining the transaction price, a significant financing component does not exist since the timing from when the Company delivers product to when the customers pay for the product is less than one year and the customers do not pay for product in advance of the transfer of the product. However, in certain transactions, there can be greater than one year between when the customer pays for product and the Company delivers the product. The Company recorded interest expense of $361 and $691 during the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, related to the financing component for these transactions. During the nine months ended September 30, 2021 and the year ended December 31, 2020, $374 and $252 of accrued interest was released as revenue was recognized.

Services Revenue. Services revenue include per diem charges for boarding customer-owned animals. The service revenue performance obligation is the delivery of service which generally represents caring for animals we are holding for customers. Services revenue is recognized as invoiced in accordance with the invoice method practical expedient which permits the recognition of revenue, for contracts over time, as invoiced if the company's right to payment is for an amount that corresponds directly with the value to the customer of the company’s performance to-date.

Shipping and handling costs incurred are recorded in cost of sales. The Company accounts for the sale of containers used to ship products as revenue. Costs related to containers are recorded in cost of sales.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less and consist primarily of amounts invested in money market funds and bank deposits. As of September 30, 2021 and December 31, 2020, the Company has $421 and $421 of cash equivalents, respectively.

Accounts Receivable and Allowance for Uncollectible Accounts

The Company records accounts receivable net of an allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts which it believes is adequate to cover anticipated losses on the collection of all outstanding trade receivables, which is based on historical information, a review of customer accounts and related receivables, and management’s assessment of current economic conditions. The Company reassesses the allowance for uncollectible accounts at the end of each quarter. The following table rolls forward the allowance for doubtful accounts for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

	September 30, 2021	December 31, 2020
Beginning of period	$1,824	$1,872
Expense	593	(427)
Write-off (recovery)	(4)	(42)
Other	(3)	421
End of period	$2,410	$1,824

Fees Invoiced in Advance

Fees invoiced in advance include customer prepayments which are typically used to secure supply of certain animal models. The prepayments are typically credited against sales invoices when products are sold to the customers.

Inventories

Inventories consist primarily of research models stock, biomedical products, diets and bedding, and are stated at the lower of cost or net realizable value using the average costing methodology. The determination of net realizable value is assessed using the selling price of the products. Provisions are recorded to reduce the carrying value of inventory determined to be unsalable. Inventory not expected to be sold within the next twelve months is classified as noncurrent in the consolidated balance sheets.

10

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Property, Plant and Equipment (“PP&E”)

Property, plant and equipment are stated at cost and depreciated over the estimated useful lives on a straight-line basis. Estimated useful lives of respective assets are as follows:

Asset	Estimated Useful Lives
Land	Indefinite
Land improvements	5 - 13 years
Freehold buildings	10 - 45 years
Plant and equipment	3 - 25 years
Vehicles	3 - 5 years
Computers and software	3 - 5 years
Large animal breeding stock	5 years

Leasehold buildings and improvements are depreciated over the lesser of its estimated useful life or remaining lease term. Repairs and maintenance expenses on these assets arising from the normal course of business are expensed in the period incurred.

Goodwill

Goodwill represents the difference between the purchase price and the fair value of net tangible and identifiable net intangible assets acquired in business combinations when accounted for using the purchase method of accounting.

Goodwill is not amortized but is tested for impairment at the reporting unit level on an annual basis. The Company early adopted ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” in the prior year. The Company has the option to first assess qualitative factors to determine whether it is necessary to perform the two-step impairment test. If the Company elects this option and believes, as a result of the qualitative assessment, that it is more-likely-than-not that the carrying value of goodwill is not recoverable, the quantitative impairment test is required; otherwise, no further testing is required. Alternatively, the Company may elect to not first assess qualitative factors and immediately perform the quantitative impairment test, in which the Company compares the fair value of its reporting units to their carrying values. If the carrying values of the net assets assigned to the reporting units exceed the fair values of the reporting units, an impairment charge is booked but this must not be greater than the total amount of goodwill allocated to that reporting unit. During the year ended December 31, 2020, the Company recorded goodwill impairment charges of $39,679. See Note 13 for further discussion.

Long-Lived and Intangible Assets

Long-lived and intangible assets are stated at cost or fair value acquired and amortized over their estimated useful lives on a straight-line basis. Estimated useful lives are as follows:

Asset	Estimated Useful Lives
Customer contracts	10 years
Customer relationships	10 years
Intellectual property—animal strains	10 years

Long-lived and intangible assets subject to amortization, to be held and used, are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the undiscounted future cash flows are found to be less than the carrying amount of the asset group. If such assets are considered to be impaired, a charge is recorded to reduce the carrying amount of the asset to fair value and the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. Long-lived and intangible assets subject to amortization to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. See Note 13 for a discussion of impairment of intangibles assets recorded during the year ended December 31, 2020. There were no indicators of impairment at September 30, 2021.

As of September 30, 2021 and December 31, 2020, there were no intangible assets with indefinite useful lives.

Income Taxes

The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred taxes are measured using rates expected to apply to taxable income in years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

11

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company uses a two-step process for the measurement of uncertain tax positions that have been taken or are expected to be taken in a tax return. The first step is a determination of whether the tax position should be recognized in the consolidated financial statements. The second step determines the measurement of the tax position. The Company records potential interest and penalties on uncertain tax positions as a component of income tax expense.

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value, the Company considers the principal or most advantageous market in which the Company would transact, and the assumptions that market participants would use when pricing the asset or liability.

The Company’s financial assets are measured and recorded at cost. The Company’s liabilities are measured and recorded at cost or amortized cost.

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of hierarchy consist of the following:

•	Level 1—Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2—Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

•	Level 3—Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions about risk.

Concentration of Risk

The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located primarily in the U.S., U.K. and Europe, and the Company’s policy is designed to limit exposure with any one institution. Balances in these accounts, at times, may be in excess of insured limits. At September 30, 2021 and December 31, 2020, the Company had uninsured balances of $49,371 and $30,131, respectively. The Company has not experienced any losses in such accounts. The Company does not engage in any currency hedging transactions.

Financial instruments that also potentially subject the Company to concentrations of credit risk consist primarily of trade receivables from customers in the biopharmaceutical, contract research, academic, and governmental sectors. The Company believes its exposure to credit risk is minimal, as the customers are predominantly well established and viable. Additionally, the Company maintains allowances for potential credit losses. The Company’s exposure to credit loss in the event that payment is not received for revenue recognized equals the outstanding accounts receivable and unbilled receivables less fees invoiced in advance.

The Company has a wide range of customers and suppliers and therefore believes its concentration risk to any one customer or supplier is minimal. During the nine months ended September 30, 2021 and the year ended December 31, 2020, one customer accounted for 31.1% and 24.9% of sales, respectively. During the nine months ended September 30, 2021, one supplier accounted for 12.2% of purchases of goods and services. During the year ended December 31, 2020, no supplier accounted for more than 10% of purchases of goods and services.

An analysis of the Company’s net revenues from continuing operations and total assets are included in the notes to the consolidated financial statements (see Note 22 – Geographical Information).

12

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Leased Assets

Assets held under the terms of capital leases are included in property, plant and equipment and are depreciated on a straight-line basis over the lesser of the useful life of the asset or the term of the lease. Obligations for future lease payments under capital leases, less attributable finance charges, are shown within debt and are presented between current and long-term.

Operating leases are expensed on a straight-line basis over the lease term, and the Company records the difference between amounts charged to operations and amounts paid within accrued expenses.

Pension Costs

The Company has a number of defined contribution plans and a defined benefit plan for one of its U.K. subsidiaries.

The projected benefit obligations and funded position of the defined benefit plan is estimated by actuaries and the Company recognizes the funded status of its defined benefit plan on its consolidated balance sheet and recognizes gains, losses and prior service costs or credits that arise during the period that are not recognized as components of net periodic benefit cost as a component of accumulated other comprehensive income (loss), net of tax. The Company measures plan assets and obligations as of the date of the Company’s year-end consolidated balance sheet making assumptions to anticipate future events.

Additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition assets or obligations are disclosed in the notes to the consolidated financial statements (see Note 17 - Employee Benefits).

Debt Issuance Costs

Fees incurred related to the issuance of debt are recorded as deferred financing costs and are amortized to interest expense using the effective interest method over the term of the loan. The deferred debt issuance costs are presented as a reduction of the carrying value of debt on the consolidated balance sheets.

Comprehensive Income (Loss)

Comprehensive income (loss) for the periods presented is comprised of consolidated net income (loss) plus the change in the cumulative translation adjustment equity account and the adjustments, net of tax, for the current year actuarial gains (losses) in connection with the Company’s defined benefit plan.

Foreign Currencies

Transactions in currencies other than the functional currency of each entity are recorded at the rates of exchange at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange at the balance sheet date and the related transaction gains and losses are reported in the consolidated statements of operations, in Operating income. The Company records gains and losses from re-measuring intercompany loans separately in Foreign exchange gain (loss) in the consolidated statement of operations.

The results of operations of subsidiaries whose functional currency is other than the U.S. dollar are translated into U.S. dollars at the average exchange rate, assets and liabilities are translated at year-end exchange rates, capital accounts are translated at historical exchange rates, and retained earnings are translated at the weighted average of historical rates. Translation adjustments are excluded from the determination of net income and are recorded as a separate component of equity within accumulated other comprehensive loss in the consolidated financial statements.

Recently Adopted Accounting Pronouncements

No accounting pronouncements were adopted during the nine months ended September 30, 2021.

Newly Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize right of use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. Subsequent to the issuance of ASU 2016-02, the FASB issued codification updates in July 2018, ASU 2018-11 “Leases (Topic 842) – Targeted Improvements (“ASU 2018-11”) and in March 2019, ASU 2019-01 “Leases (Topic 842) – Codification Improvements. In November 2019, the FASB issued ASU 2019-10 “Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842) (“ASU 2019-10”), which delayed the effective date for non-public companies to annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the effects of adopting ASU 2016-02, and all updates, on its consolidated financial statements, but expects that it will result in a significant increase in the assets and liabilities recorded on the consolidated balance sheet.

13

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses” (“ASU 2016-13”). ASU 2016-13 adds to U.S. GAAP an impairment model known as the current expected credit loss (“CECL”) model that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. ASU 2016-13 is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. In November 2019, the FASB issued ASU 2019-10 which delayed the effective date for non-public companies to annual reporting periods beginning after December 15, 2022, including interim periods within the fiscal year beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effects of adopting ASU 2016-13 will have on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” The ASU, including subsequently issued updates, offers temporary optional expedients and exceptions for applying U.S. GAAP to modifications to agreements such as loans, debt securities, derivatives, and borrowings which reference LIBOR or another reference rate that is expected to be discontinued by December 31, 2021. The expedients and exceptions provided by the standard do not apply to modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022 that an entity has elected certain optional expedients for and are retained through the end of the hedging relationship. The ASU is effective until December 31, 2022 when the replacement for LIBOR is expected to be completed. The interest rate on the Company’s Seller Note (matures June 2022) and MSLP Term Loan and Second Lien Loan (both mature in November 2025), are linked to LIBOR. The Company is in the process of evaluating options for transitioning away from the senior credit facility’s use of LIBOR and expects to be completed by the time LIBOR is phased out. Due to the settlement of all variable interest rate debt on November 5, 2021 with proceeds from the Inotiv Merger, the Company does not anticipate any impact from this new standard.

Management does not believe that any other recently issued but not yet effective accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 4.	DISCONTINUED OPERATIONS

In June 2019, the Company undertook a plan to sell or dispose of certain assets comprising the remaining CRS businesses in Germany, Spain and Israel (together the “CRS business”). Exiting the CRS business will result in the Company focusing solely on its research models and services business. The Company is actively marketing the CRS business and completed the sale of its Germany and Spain CRS businesses in July 2019 and November 2019, respectively. Envigo signed a letter of intent (“LOI”) dated February 3, 2021 to sell its CRS Israel business along with its RMS Israel business. On October 6, 2021, the Company signed a Share Purchase Agreement ("SPA") and the sale is expected to close in early 2022. See Note 5 below for a more detailed discussion of the proposed sale.

Assets and Liabilities Classified as Held For Sale

The Company classifies assets as held for sale (or disposal groups comprised of assets and liabilities) which are expected to be recovered primarily through sale rather than through continuing use. They are stated at the lower of carrying amount or fair value less costs to sell. Upon reclassification, the Company ceases to depreciate or amortize non-current assets classified as held for sale.

Based upon this criteria, the Company’s CRS Israel business met the requirements of reporting as assets held for sale. Accordingly, the long-term assets of CRS Israel were evaluated for impairment in 2019 when originally designated as held for sale. As of September 30, 2021 and December 31, 2020, the assets and liabilities of the Company’s Israel CRS business are presented as assets held for sale in the consolidated balance sheet.

Discontinued Operations

A discontinued operation is a component of the Company’s business that represents a separate major line of business or geographical area of operation that has been disposed of or is held for sale and has experienced a strategic shift that will have a major effect on the Company’s operations and financial results. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier. When an operation is classified as a discontinued operation, the statement of operations is revised as if the operation had been discontinued from the first period presented.

In 2019, the Company determined that the CRS business met the criteria for assets and liabilities held for sale and discontinued operations presentation. Accordingly, the consolidated statements of operations presents the CRS businesses as discontinued operations for the nine months ended September 30, 2021 and the year ended December 31, 2020. Presented in the tables below are details of assets and liabilities and income (loss) related to the discontinued business, along with certain information for the consolidated statement of cash flows.

14

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Assets and liabilities from discontinued operations were as follows:

	September 30, 2021	December 31, 2020
Assets
Current
Cash and cash equivalents	$606	$431
Accounts receivable, net	493	653
Unbilled receivables	41	63
Prepaid expenses and other current assets	274	357
Total current assets	$1,414	$1,504

Liabilities
Current
Accounts payable	$105	$131
Accrued payroll and other benefits	547	520
Accrued expenses and other liabilities	163	159
Fees invoiced in advance	385	497
Total current liabilities	$1,200	$1,307

Income (loss) from discontinued operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 were as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Net service revenue	$2,249	$3,230
Service cost of sales	(2,256)	(2,632)
Selling, general and administrative expenses	(253)	(299)
Operating (loss) income	(260)	299
Foreign exchange gains (losses)	(2)	(2)
Miscellaneous, net	155	(25)
(Loss) income from discontinued operations before income taxes	(107)	272
Income tax benefit	-	(4)
(Loss) income from discontinued operations, net of tax	$(107)	$268

The Company elected to not revise its consolidated statements of cash flows for discontinued operations. The table below provides selected cash flow items to assist in understanding the impact of the discontinued operations on the Company’s cash flows.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Depreciation and amortization	$-	$1
Capital expenditures	$54	$9

NOTE 5.	ASSETS HELD FOR SALE

Envigo signed a LOI dated February 3, 2021 to sell its ownership interest Israel RMS and CRS businesses to the management team of the Israel businesses for $6,650. The sale includes the Company’s 100% ownership in RMS Israel and RMS Israel’s 62.5% ownership interest in CRS Israel. The management team currently owns the 37.5% non-controlling ownership position in CRS Israel. While the LOI was signed in February 2021, based upon the status of sale at December 31, 2020, the RMS Israel net assets and liabilities to be sold were evaluated for assets held for sale (“AHFS”) classification. Based upon a review of the AHFS criteria under ASC 360, it was determined that the net assets and liabilities of Israel RMS met the criteria for assets held for sale as of December 31, 2020 and, since the sale is expected to be completed within the next 12 months, are aggregated into separate current assets and liabilities held for sale lines on the consolidated balance sheets. As discussed in Note 4 above, CRS Israel had previously met the criteria for assets held for sale and discontinued operations and are presented as discontinued operations at both September 30, 2021 and December 31, 2020. On October 6, 2021, the Company signed a SPA with the management team. The transaction is expected to close in early 2022.

15

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The table below reflects the details of the net assets and liabilities held for sale as of September 30, 2021 and December 31, 2020.

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$379	$379
Accounts receivable	1,332	1,408
Inventories, net	673	588
Prepaid expenses and other current assets	620	618
Total current assets	3,004	2,993

Property, plant and equipment, net	265	262
Intangible assets, net	671	732
Other assets	421	421
Total assets	$4,361	$4,408

LIABILITIES
Current liabilities:
Accounts payable	$233	$227
Accrued payroll and other benefits	358	386
Accrued expenses and other liabilities	539	484
Fees invoiced in advance	2	2
Total liabilities	$1,132	$1,099

Net assets held for sale	$3,229	$3,309

NOTE 6.	SALE OF ANIMAL COLONY

On December 21, 2020, the Company completed the sale of its colony of Indian Origin Rhesus located in Alice, Texas for $20,000. The sale included 1,305 NHPs including 588 animals available for sale or to be available for sale and 717 brood stock. Under a separate boarding agreement with the purchaser, the colony is anticipated to remain at the Company’s Alice, Texas facility under the care and maintenance of the Company. The initial term of the boarding agreement ended in July 2021 and was subsequently extended under a multi-year agreement. The sale of the animal colony and the boarding agreement value and pricing was not negotiated dependent upon the other and have been executed on an arm’s-length basis. While the colony remains at the Company’s Alice facility, the change in control of the colony took effect on December 21, 2020, which was also the date the performance obligation under the sales agreement was met. The revenue related to providing on-going maintenance and care services to the colony will be recognized monthly as the services are preformed and billed in arrears.

The table below reflects the proceeds and gain on the sale of inventory and brood stock included in the transaction.

Sale of Inventory		Sale of PP&E		Total
Revenue	$5,844	Proceeds from sale	$14,156	Proceeds	$20,000
Cost of sales	(1,775)	Net book value of PP&E sold	(1,770)	Net book value of assets sold	(3,545)
Gross margin	$4,069	Gain on sale of animal colony	$12,386	Profit on sale	$16,455

The proceeds from the sale of the colony was allocated in accordance with ASC 606. The revenue allocated to the sale of inventory was based upon current market pricing for NHPs, as of the date of the transaction. The portion of the proceeds allocated to the sale of property, plant and equipment took into consideration the long-term productive nature of the brood stock, historical and forecasted pricing, and the premium to the purchaser of having an in-house supply of animal models.

16

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 7.	RESTRUCTURINGS

Bresso

In February 2020, the Company made the decision to restructure certain of its operations in Europe including the cessation of certain activities in Italy and the transfer of other activities to facilities in other countries in which it operates. The customers serviced by the Italy RMS operations will continue to be serviced by the Company’s other European operations and no overall decrease in revenues is anticipated. In April 2020, due to the COVID-19 pandemic, negotiations concerning and formal steps for the closure and transition of Italy RMS operations were suspended. In September 2020, restructuring efforts were resumed including negotiations with local trade unions on a plan to close and relocate the existing offices and the reduction of 31 employees and notification to employees of anticipated separation date and employee severance benefits. The restructuring plan includes the following phases:

•	Phase 1 – closing and/or relocation of health monitoring and administrative functions to smaller and lower cost facilities including reduction of 24 employees

•	Phase 2 – relocation of animal isolators to the Company’s facilities in the Netherlands

•	Phase 3 – completion of isolator relocation and final decommissioning of the Bresso office including the final reduction of employees

As of September 30, 2021, the following restructuring activities have been completed:

•	Exit of the lease in Bresso, Italy. Proper notification was given as required under the lease, so there was no lease exit cost;

•	Notification to employees of anticipated separation dates and severance benefits;

•	Separation of all employees impacted; and

•	Transfer of assets to the Company’s facilities in the Netherlands.

The upgrade to the heating and ventilation system at the Netherlands facility has been completed as of September 30, 2021.

For the nine months ended September 30, 2021, a restructuring credit of $60 was recorded including $85 for the reversal of severance accruals related to retained employees and is included in other operating expenses on the consolidated statements of operations.

For the year ended December 31, 2020, restructuring costs of $936 have been incurred and are included in other operating expenses on the consolidated statements of operations. The expense during the year ended December 31, 2020 includes $768 for severance and related taxes and $168 of relocation, closure and winddown costs. At December 31, 2020, the Company had accruals of $110 for employee severance benefits and related taxes paid in early 2021.

Haslett and Boyertown

During 2020, the Company’s management approved a plan to close and relocate its operations in Haslett, Michigan and Boyertown, Pennsylvania into its existing facility in Denver, Pennsylvania (“Denver facility”). The plan was officially announced in January 2021 and is expected to be completed in 2022. To accommodate the relocation, the Company will be investing approximately $9,750 for capital expenditures in the Denver facility, including construction and equipment related costs, of which $3,739 has been expended as of September 30, 2021. In addition, costs to complete the closure and relocation activities, including severance and employee retention costs, is estimated to be $443. The restructuring will be completed in three primary phases as follows:

•	Phase 1: Relocation of the Haslett small animal colony to existing facilities was completed in the first quarter of 2021;

•	Phase 2: Relocation of the Haslett chicken colony to the Denver facility, which will coincide with the closure of the Haslett site, and is projected to be completed by mid-2022; and

•	Phase 3: Relocation of the Boyertown operations to the Denver facility, which is projected to be completed in 2022.

The Phase I relocation of the Haslett small animal colony was completed in the first quarter of 2021. The operations at both the Haslett chicken colony and Boyertown locations will continue to operate as usual during the relocation period. Property, plant and equipment will be evaluated for transfer to the Denver facility.

Termination and Retention Benefits

In January 2021, subsequent to the restructuring plan announcement, employees at the Haslett and Boyertown sites were provided individual letters describing separation and relocation timing, and termination and retention benefits. Total employees impacted was 32 including 15 at Haslett related to the small animals colony, 8 in Haslett related to the chicken colony and 9 in Boyertown. In accordance with ASC 420, Exit or Disposal Cost Obligations, the benefit letters provided to impacted employees were evaluated and determined to meet the communication criteria of ASC 420. In addition, the termination benefit letters were reviewed to identify any services periods required in order to receive the termination, transition and/or retention benefits. Accordingly, any benefits requiring a service period of longer than three months will be accrued over the required service period.

17

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

As of September 30, 2021, 15 employees at the Haslett facility have been terminated and one employee left of their own accord. The remaining employees are scheduled to continue in their roles until the relocation is complete in 2022 at which time the employees will either relocate to the Denver site or transition to other sites within the Company.

During the nine months ended September 30, 2021, retention benefits of $310 were incurred. These expenses are included in other operating expenses in the consolidated statements of operations.

The following table is a rollforward of severance and retention benefit obligation accruals included in accrued payroll and other benefits on the consolidated balance sheets. Termination and benefits costs accrued as of September 30, 2021 are expected to be paid within the next 12 months.

	Severance	Retention/ Transition	Other	Total
As of December 31, 2020	$-	$-	$-	$-
Expense	119	161	30	310
Payments	(76)	(69)	(16)	(161)
As of September 30, 2021	$43	$92	$14	$149

Other Closure and Relocation Costs

In accordance with ASC 420, other closure and relocation costs are treated as period costs and expenses as incurred. During the nine months ended September 30, 2021, no other closure and relocation costs were incurred. Expenses subsequent to September 30, 2021 will be included in other operating expenses in the consolidated statements of operations.

Long-Term Assets

As of December 31, 2020, the property, plant and equipment of the Haslett and Boyertown sites was evaluated for recoverability of carrying value either through sale or through continued operations during the relocation period and continued operations at the Denver facility. Based upon this review, the carrying value of depreciable assets were determined to be recoverable through continued operations during the relocation period and continued operations at the Denver facility. The carrying value of land at the Boyertown location was determined to be recoverable through sale based upon market values from acquisition of the site in December 2019. However, due to the location, limited market and specialized nature of the Haslett site, the recoverability of the carrying value of land was determined to be impaired and an impairment charge of $300 was recorded at December 31, 2020. During the nine months ended September 30, 2021, accelerated depreciation of $96 was recorded on property, plant and equipment that is not anticipated to be relocated to the Denver site, but was deemed to have its carrying value recoverable during the relocation period.

NOTE 8.	VARIABLE INTEREST ENTITY

On October 4, 2019, the Company entered into a five-year master service agreement with Vanguard Supply Chain Solutions LLC (“Vanguard”) whereby Vanguard provides transportation services for the Company’s research models and Teklad products in the US and Canada. Prior to the agreement, the Company utilized internal resources to provide the majority of its transportation services in the US and Canada. The agreement requires the Company to be Vanguard’s only customer for two years. The agreement includes a plan that converts the warehousing and transportation services to Vanguard over a nine-phase plan between December 2019 and June 2021.

Previously, on July 1, 2019, the Company had entered into an agreement with Vanguard which required the Company to prepay $420. The prepayments would service as working capital to ensure the seamless transition of outsourced services to Vanguard. The prepayments will be repaid to the Company in the form of deductions from billings on a sliding scale between 2020 and 2027.

As each site transitions to Vanguard, the Company has sold certain assets to Vanguard and entered into sublease agreements for facility space and vehicles currently leased by the Company. The sublease costs are treated as a pass-through cost to Vanguard equal to the Company’s lease cost. As of September 30, 2021, all sites have been transitioned to Vanguard.

The Company has no ownership interest in Vanguard, has no role in the management of Vanguard and is not a guarantor of any of Vanguard obligations, nor is required to provide on-going financial support to Vanguard.

Under ASC 810, an entity that holds a variable interest in a VIE and meets certain requirements would be considered to be the primary beneficiary of the VIE and is required to consolidate the VIE in its consolidated financial statements. In order to be considered the primary beneficiary of a VIE, an entity must hold a variable interest in the VIE and have both:

•	the power to direct the activities that most significantly impact the economic performance of the VIE; and

•	the right to receive benefits from, or the obligation to absorb losses of, the VIE that could be potentially significant to the VIE.

18

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The Company holds variable interests in the Vanguard as a result of:

•	required status as Vanguard’s only customer for a period of two years;

•	prepayments to Vanguard to support initial working capital;

•	subordinated notes issued to Envigo by Vanguard in exchange for assets purchase by Vanguard to be used in the providing of transportation services; and

•	less-than-arm’s-length sublease agreements related to facilities and vehicles.

The following table provides details of the Vanguard assets and liabilities as of September 30, 2021 and December 31, 2020 that have been consolidated into the Company’s consolidated balance sheets.

	September 30, 2021	December 31, 2020
Assets
Current
Cash and cash equivalents	$397	$741
Prepaid expenses and other current assets	165	218
Total current assets	562	959
Property, plant and equipment	1	2
Total assets	$563	$961

Liabilities
Current
Accounts payable	$142	$239
Accrued payroll and other benefits	137	138
Accrued expenses and other liabilities	8	7
Total current liabilities	287	384
Long-term debt	141	486
Other liabilities	222	223
Shareholder's equity
Retained earnings	20	5
Non-controlling interest	(107)	(137)
	(87)	(132)
Total liabilities and shareholder's equity	$563	$961

The following table provides details of the Vanguard operating results that have been consolidated into the Company’s consolidated statements of operations.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Cost of sales	$(490)	$(103)
Selling, general and administrative expenses	(398)	(379)
Interest expense	-	(1)
Gain on forgiveness of debt	346	-
Net loss	(542)	(483)

Net loss attributable to non-controlling interests	52	380
	$(490)	$(103)

The consolidated assets and liabilities as of September 30, 2021 and December 31, 2020 and operating results for the nine months ended September 30, 2021 and the year ended December 31, 2020 presented above have been adjusted to eliminate any intercompany transactions between Envigo and Vanguard and to record non-controlling interests in Vanguard equity and results of operations.

19

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 9.	REVENUE FROM CONTRACTS WITH CUSTOMERS

Disaggregation of Revenue

The following table disaggregates the Company’s revenue by major line of product or service.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Products	$193,393	$223,959
Services	27,714	22,410
	$221,107	$246,369

Products. Product revenues included research models, diets and bedding, bioproducts and transgenic models and services. Research models revenue represents the commercial production and sale of research models, principally purpose-bred rats and mice for use by researchers, and large-animal models from the EGSI acquisition. Diets and bedding revenues represent laboratory animal diets, bedding, and enrichment products under the Company’s Teklad product line. Bioproducts revenues represents the sale of serum and plasma, whole blood, tissues, organs and glands, embryo culture serum and growth factors. Transgenic revenues represent genetically altered research models and associated services. Research models and diets and bedding include freight costs associated with the delivery of the product to customers.

Services. Services revenues primarily represents per diem charges for the boarding of customer-owned animals.

Contract Balances from Contracts with Customers

The timing of revenue recognition, billings and cash collections results in billed receivables (client receivables), contract assets (unbilled receivables) and contract liabilities (deferred revenue and customer contracts) on the consolidated balance sheets. The Company’s payment terms are generally 30 days in the United States and consistent with prevailing practice in international markets. A contract asset is recorded when a right to consideration in exchange for goods or services transferred to a customer is conditioned other than the passage of time. Client receivables are recorded separately from contract assets since only the passage of time is required before consideration is due. A contract liability is recorded when consideration is received, or such consideration is unconditionally due, from a customer prior to transferring goods or services to the customer under the terms of a contract. Contract liabilities are recognized as revenue after control of the products or services is transferred to the customer and all revenue recognition criteria have been met.

The following table provides information about client receivables and contract assets and liabilities from contracts with customers.

	September 30, 2021	December 31, 2020
Client receivables (trade receivables)	$43,027	$58,501
Contract assets (unbilled receivables)	$1,116	$556
Contract liabilities (fees invoiced in advance)	$7,358	$6,586
Contract liabilities (other liabilities)	$1,451	$3,322

Net revenue for the nine months ended September 30, 2021 includes $6,619 which was included in contract liabilities at December 31, 2020. Net revenue for the year ended December 31, 2020 includes $3,419 which was included in contract liabilities at December 31, 2019.

NOTE 10.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company and its subsidiaries are parties to a number of transactions with related parties.

Financing

The Company has a portion of the Main Street Term Loan and Second Lien Loan owing to a related party in the amount of $7,007 and $6,440, net of unamortized original issuance discount and debt issuance costs, as of September 30, 2021 and December 31, 2020, respectively. The loans mature on November 4, 2024. There are scheduled payments on the Main Street Term Loan, while the Second Lien Loan is repayable in full at maturity. The loans bear interest at a rate of 3.0% and 13.5% above LIBOR, respectively, payable quarterly in arrears. Under both loans, interest accrued in the first year will be capitalized as payment in kind (“PIK”). See Note 15 for a more detailed description of the loans. During the nine months ended September 30, 2021, the Company recorded interest expense of $81 and $605, attributable to the related party portion of the Main Street Term Loan and Second Lien Loan, respectively. During the year ended December 31, 2020, the Company recorded interest expense of $12 and $107, attributable to the related party portion of the Main Street Term Loan and Second Lien Loan, respectively. The consolidated statements of operations and consolidated balance sheets have been classified to present the interest expense and loan amounts as related party. As discussed in Note 1, on November 5, 2021, all outstanding balances of the Main Street Term Loan and Second Lien Loan were paid in full including the related party portions.

20

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Management Agreement

The Company is party to a management agreement (the “Management Agreement”) with certain of its indirect shareholders , Jermyn Street Associates LLC and Savanna Holdings LLC (the “Providers”), under which the Providers are obligated to: (a) provide general monitoring and management services; (b) identify, support, negotiate and analyze acquisitions and dispositions by the Company or its subsidiaries; (c) support, negotiate and analyze financing alternatives including in connection with acquisitions, capital expenditures, refinancing of existing indebtedness and equity issuances; (d) monitor finance functions, including assisting with the preparation of financial projections and compliance with financing agreements; (e) identify and develop growth strategies; and (f) other monitoring services that the Providers and the Company agree upon. In consideration for the above-mentioned services, the Providers are entitled to compensation in the aggregate amount of $2,250 per annum, plus expenses. During the nine months ended September 30, 2021 and the year ended December 31, 2020, $1,691 and $2,272, respectively, was charged to selling, general and administrative expense in the consolidated statement of operations. As of September 30, 2021 and December 31, 2020, $0 and $313, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

The Management Agreement remains in full force and effect so long as the Providers and their respective affiliates collectively own at least 20% of the voting membership or other equity interests in the Company; provided that (i) the Management Agreement terminates upon the sale of all or substantially all of the Company’s assets, and (ii) the Providers may terminate the agreement upon 30 days’ notice to the Company. Under the Management Agreement, the Company indemnifies the Providers against all claims, liabilities, losses, damages and expenses as a result of any action, suit, proceeding or demand against the Providers by a third party, other than those resulting from the gross negligence or willful misconduct of the Providers.

Subsequent to the merger of the Company into Inotiv on November 5, 2021, as discussed in Note 1, the Management Agreement is no longer in force.

Transportation and Warehousing Services

In October 2019, Envigo RMS, LLC (“Envigo U.S.”) entered into a master services agreement with Vanguard Supply Chain Solutions LLC (“Vanguard”) to provide transportation and warehousing services for the Company’s operations in the U.S. and Canada for animal models and Teklad products. Prior to this agreement, the Company had utilized internal resources to transport its animal models and transport and warehouse its Teklad products. The master services agreement transitions these services from internal to Vanguard over 9 phases beginning in December 2019 and which was completed in June 2021. Each transition phase includes the:

•	sale of or right to use of certain assets to Vanguard; and

•	execution of sublease agreements related to warehouse facilities and vehicle leases required for providing of services.

In conjunction with the transition, notes related to the sale of equipment were executed in the amount of $286 for assets sold to Vanguard. The notes are due November 2024 with schedule monthly payments of $2 commencing in January 2022. Interest is only payable on past due installment payments.

In addition, Envigo and Vanguard entered in a prepayment agreement that required Envigo to make prepayments to Vanguard to secure supply as its exclusive transportation and warehousing services provider. As of December 31, 2019, prepayments of $420 had been made, of which $270 and $346 remained prepaid at September 30, 2021 and December 31, 2020, respectively.

Due to the consolidation of Vanguard as a Variable Interest Entity, the prepaid balances and notes related to sale of equipment are eliminated for consolidation.

During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company incurred transportation and warehousing costs of $8,984 and $4,997, respectively, under this agreement.

Other

Hal Harlan is a stockholder and director of the Parent. The Company has lease agreements with entities owned by Hal Harlan for certain of its facilities under which the Company paid rent of $271 and $321 for the nine months ended September 30, 2021 and the year ended December 31, respectively. As of September 30, 2021 and December 31, 2020, $3 and $0, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

21

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The Company purchases medicated diets and bedding from an entity owned by Hal Harlan. Purchases from this entity were $1,357 and $2,036 in the nine months ended September 30, 2021 and the year ended December 30, 2020, respectively. The Company also sold $108 and $141 of diets and bedding to this entity in the nine months ended September 30, 2021 and year ended December 31, 2020, respectively. As of September 30, 2021 and December 31, 2020, $89 and $96, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

Timothy Mayhew, an advisor to an equity holder in the Parent, receives annual fees of $250 for his services as a director, plus expenses. Hal Harlan, an advisor to an equity holder in the Parent, receives annual fees of $250 for his services as a director, plus expenses. During the nine months ended September 30, 2021 and year ended December 31, 2020, $375 and $792, respectively, was charged to selling, general and administrative expense in the consolidated statements of operations. As of September 30, 2021 and December 31, 2020, $750 and $625, respectively, was outstanding and recorded in accounts payable on the consolidated balance sheets.

NOTE 11.	INVENTORIES, NET

Inventories, net consist of the following:

	September 30, 2021	December 31, 2020
Raw materials	$977	$997
Finished goods	3,742	3,201
Animal inventory	26,757	25,465
	$31,476	$29,663

During the year ended December 31, 2020, the Company recorded $2,040 for the amortization of fair value write-up of acquired finished goods inventory from the LabCorp Transaction. The amortization is included in cost of sales in the consolidated statements of operations. The fair value write-up of acquired finished goods inventory was fully amortized as of December 31, 2020.

NOTE 12.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	September 30, 2021	December 31, 2020
Land	$11,874	$12,006
Buildings	39,334	39,333
Improvements (land, building and leasehold)	19,912	18,232
Plant, equipment, vehicles, computers and software	28,696	30,096
Brood stock	905	498
Assets in the course of construction	9,448	3,248
	110,169	103,413
Less: accumulated depreciation	(32,090)	(27,833)
Property, plant and equipment, net	$78,079	$75,580

Depreciation expense totaled $5,720 and $8,136 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. During the nine months ended September 30, 2021 and the year ended December 31, 2020, $5,499 and $7,631, respectively, was included in cost of sales, with the remainder included in selling, general and administrative in the consolidated statement of operations.

The Company recorded losses on disposal of property, plant and equipment of $499 and $608 during the nine months ended September 30, 2021 and the year ended December 31, 2020, which are recorded in cost of goods sold. During the year ended December 31, 2020, $1,770 representing the net book value of NHP brood stock is included in the gain on sale of animal colony (see Note 6 for further discussion). In addition, during the year ended December 31, 2020, the Company recorded an impairment of $300 on the carrying value of the land of one of its facilities. See Note 7 – Restructuring – Haslett and Boyertown for a more detail discussion.

22

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 13. GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill

Goodwill represents the difference between the purchase price and the fair value of net tangible and identifiable net intangible assets acquired in business combinations when accounted for using the purchase method of accounting.

Goodwill is not amortized but is tested for impairment at the reporting unit level on an annual basis. The Company previously adopted ASU No. 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” in the prior year. The Company has the option to first assess qualitative factors to determine whether it is necessary to perform the two-step impairment test. If the Company elects this option and believes, as a result of the qualitative assessment, that it is more-likely-than-not that the carrying value of goodwill is not recoverable, the quantitative impairment test is required; otherwise, no further testing is required. Alternatively, the Company may elect to not first assess qualitative factors and immediately perform the quantitative impairment test, in which the Company compares the fair value of its reporting unit to their carrying values. If the carrying values of the net assets assigned to the reporting unit exceed the fair values of the reporting unit, an impairment charge is booked but this must not be greater than the total amount of goodwill allocated to that reporting unit.

At March 31, 2020, due to the negative impact that COVID-19 was having on the Company’s business, the Company performed a quantitative impairment test using a discounted cash flow model to compare the fair value of the Company’s reporting unit to the carrying value of net assets assigned to the reporting unit. This analysis concluded that the carrying value exceeded the fair value of the reporting unit and an impairment charge of $39,679 was recorded. The impairment loss of $39,679 is included in loss on impairment of goodwill and intangible assets in the consolidated statement of operations for the year ended December 31, 2020. The impairment recorded in the year ended December 31, 2020 fully impaired the goodwill balance of $39,679 that was recorded at December 31, 2019.

Intangible Assets, Net

Identifiable intangible assets are amortized over the period of their expected benefit, unless they were determined to have indefinite lives. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if the discounted future cash flows are found to be less than the carrying amount of the asset group. If such assets are considered to be impaired, a charge is recorded to reduce the carrying amount of the asset to fair value and the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

At March 31, 2020, due to the negative impact that COVID-19 was having on the Company’s business, the Company performed a quantitative impairment test using a discounted cash flow model to compare the fair value of the Company’s customer relationships and intellectual property intangible assets to their carrying values. This analysis concluded that the carrying value of certain intellectual property intangible assets exceeded their fair value and impairment charges totaling $9,827, net of accumulated amortization of $3,657, were recorded. The impairment loss of $9,827 is included in loss on impairment of goodwill and intangible assets in the consolidated statement of operations for the year ended December 31, 2020. Due to the continued impact of COVID-19 on the Company’s results of operations, at June 30, 2020, the Company performed a quantitative impairment test for recoverability comparing undiscounted cash flows to the carrying value of Company’s customer relationships and intellectual property intangible assets. The analysis concluded that undiscounted cash flows exceeded the carrying value of both the intellectual property and customer relationships intangibles and no further impairment was needed. As of September 30, 2021, there were no new indicators of impairment. The accumulated amortization for intellectual property in the September 30, 2021 and December 31, 2020 tables presented below have been reduced by $3,657 representing the accumulated amortization written off associated with impairment. There were no indicators of impairment as of December 31, 2021.

23

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The following table summarizes the intangible assets of the Company, which are reflected in intangible assets, net on the consolidated balance sheet:

		September 30, 2021
	Weighted Average Remaining Life	Gross Amount at December 31, 2020	Impairment	Accumulated Amortization	Reclassification to AHFS	Exchange Rate Impact	Net Amount
Customer relationships	7.7	$22,689	$-	$(7,484)	$(671)	$84	$14,618
Intellectual property – animal strains	8.3	7,123	-	(1,381)	-	78	5,820
		$29,812	$-	$(8,865)	$(671)	$162	$20,438

		December 31, 2020
	Weighted Average Remaining Life	Gross Amount at December 31, 2019	Impairment	Accumulated Amortization	Reclassification to AHFS	Exchange Rate Impact	Net Amount
Customer relationships	8.4	$22,689	$-	$(6,064)	$(732)	$87	$15,980
Intellectual property – animal strains	9.1	20,607	(13,484)	(850)	-	85	6,358
		$43,296	$(13,484)	$(6,914)	$(732)	$172	$22,338

Amortization expense for intangibles for the nine months ended September 30, 2021 and year ended December 31, 2020 was $1,950 and $2,549, respectively. Amortization expense for the Company’s intangible assets expected to be recorded for each of the next five years, and collectively thereafter, is as follows:

2022	$2,519
2023	2,519
2024	2,519
2025	2,519
2026	2,519
Thereafter	7,843
$20,438

NOTE 14.          ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

	September 30, 2021	December 31, 2020
Accrued non-income taxes	$2,191	$1,984
Accrued interest	1,519	1,838
Other	1,307	971
	$5,017	$4,793

24

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 15.          LONG-TERM DEBT

Long-term debt consists of the following:

	September 30, 2021	December 31, 2020
Seller Note	$68,362	$68,866
MSLP Loan	51,162	50,000
Second Lien Note	6,661	6,000
PPP Loans	-	11,372
EIDL Loan	141	141
Unamortized debt issuance costs	(1,566)	(1,371)
Unamortized original issuance discount	(1,053)	(1,265)
	123,707	133,743
Less: related party debt, net	7,007	6,440
Less: current portion	68,362	-
Long-term debt, net of current portion	$48,338	$127,303

Seller Note

On June 3, 2019, to fund the EGSI acquisition, the Company issued the $110,000 Seller Note. The Seller Note, prior to the Seller Note Amendment discussed below, had scheduled quarterly principal payments of $500 beginning September 3, 2020 through June 3, 2021, and $1,000 beginning September 3, 2021 through June 3, 2022, with the balance due at maturity on June 3, 2022. Interest is paid quarterly in arrears and is based upon LIBOR plus 5.5% for June 3, 2019 through June 2, 2020, LIBOR plus 7.5% for June 3, 2020 through June 2, 2021, and LIBOR plus 8.5% for June 3, 2021 through June 3, 2022. Debt issuance costs (“DIC”) of $350 were capitalized and were being amortized on the effective interest basis over the term of the debt. The Seller Note is guaranteed by certain of its consolidated subsidiaries. Due to the floating rate nature of the Seller Note, the carrying value is considered fair value. The Company is in compliance with all covenants as of September 30, 2021 and December 31, 2020. The Seller Note is secured by substantially all of the assets of the Company, excluding the assets of the CRS business which are classified as discontinued operations.

On January 23, 2020, the Parent and the Holder executed a first amendment to the Seller Note whereby the principal balance of the Seller Note was reduced by $532 for an indemnification claim under the LabCorp transition agreement. The principal reduction was applied to the $500 scheduled payment due September 30, 2020, with the remaining $32 applied to the scheduled payment due December 31, 2020.

On June 15, 2020, the Parent and the Holder executed a second amendment to the Seller Note whereby the principal balance of the Seller Note was reduced by $602 for an indemnification claim under the LabCorp transition agreement. The principal reduction was applied to the $468 scheduled payment due December 31, 2020, with the remaining $134 applied to the scheduled payment due March 31, 2021.

On November 4, 2020, in conjunction with the issuance of the MSLP and Second Lien Credit Agreements, discussed below, the Company executed Amendment No 3. To the Floating Rate Senior Secured Note Due 2022 (“Seller Note Amendment”). The Seller Note Amendment, among other things:

•	Notifies of the intent to voluntarily redeem $40,000 of the Seller Note outstanding balance;

•	Permits the entering into of Main Street Term Loan and the Second Lien Loan discussed below;

•	Permits an additional $2,500 of indebtedness under the combined Main Street Term Loan and Second Lien Loan Agreements;

•	Eliminates current limitations on restrictions on incurring additional indebtedness;

•	Eliminates Seller Note repayment requirements from additional indebtedness and proceeds from permitted transactions;

•	Eliminates all schedule payments; and

•	Eliminates the excess cash flow payment requirement.

On November 16, 2020, with proceeds from the Main Street Term Loan, the Company made a $40,000 voluntary prepayment of the outstanding balance under the Seller Note. This unscheduled repayment was reviewed for potential debt extinguishment accounting under ASC 470 – 50, Debt – Modifications and Extinguishments. Based upon this review, the prepayment was determined to have triggered a partial extinguishment of debt. As a result of this partial extinguishment, a gain on extinguishment of debt of $633 was recorded during the year ended December 31, 2020. The gain on extinguishment is comprised of $701 for the write off of interest accrued under the effective interest method which will no longer be paid, partially offset by the proportional write-off of $68 of unamortized DIC. The principal payment of $40,000 was redeemed at carrying value, so no gain or loss on the repayment was included in the gain on extinguishment of debt.

25

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Envigo incurred capitalizable costs associated with the Seller Note Amendment of $223, these costs along with the remaining unamortized DIC of $117 from the issuance of the Seller Note will be amortized on a straight-line basis over the remaining term of the debt.

On September 14, 2021, the Parent and the Holder executed a fourth amendment to the Seller Note whereby the principal balance of the Seller Note was reduced by $503 for an indemnification claim under the LabCorp transition agreement. The principal reduction was applied to the outstanding balance.

Paycheck Protection Program Loans

On March 27, 2020, in response to the economic impact of COVID-19, the U.S. government passed the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time, the CARES Act. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer-side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitation, increase limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. In addition, the CARES Act created a new lending program (the “Paycheck Protection Program” or “PPP”) under Section 7(a) of the Small Business Act (15 USC 636) to provide low-interest loans to certain small businesses (generally those with 500 or fewer employees, with specific provisions allowing participation for certain employers with more than 500 employees that operate in certain industry groups) and self-employed individuals for the purpose of covering payroll and other eligible expenses for a 24-week period. All or a portion of the PPP loans may be forgiven by the U.S. Small Business Administration (“SBA”) upon application by the recipient of such loans in accordance with SBA requirements to the extent the recipient uses the funds for eligible expenses and maintains its workforce as specified in the Act. PPP loans that are not forgiven must be repaid within five years. The Act provides that PPP loan forgiveness is excluded from the recipient's gross income. Any loans not forgiven would accrue interest at 1% per annum.

On May 4, 2020, EGSI, a wholly-owned subsidiary of the Company, received a PPP loan in the amount of $2,924. On May 11, 2020, Envigo RMS LLC (“Envigo RMS”), a wholly-owned subsidiary of the Company, received a PPP loan in the amount of $8,102. The EGSI and Envigo RMS PPP Loans have a two-year maturity. On May 5, 2020, the Company’s consolidated VIE received a PPP loan of $346. The VIE PPP Loan has a two-year maturity. EGSI, Envigo RMS and the consolidated VIE anticipate paying or incurring eligible expenses totaling the full amounts borrowed. Each of EGSI, Envigo RMS and the consolidated VIE also anticipates that it will maintain its workforce in accordance with the CARES Act. Despite the Company’s good-faith belief that it properly satisfied all eligibility requirements for the PPP loans, there has been increasing scrutiny of loans over $2 million, which may be subject to audit. The US Department of Justice has also brought criminal charges against certain borrowers under the PPP loan program that it suspects of engaging in fraud. On August 10, 2021 and September 7, 2021, EGSI and Envigo RMS, respectively, received loan forgiveness. As a result, gains on forgiveness of debt of $2,961 and $8,209 for EGSI and Envigo RMS, respectively, were recorded during the nine months ended September 30, 2021. The consolidated VIE received loan forgiveness on March 5, 2021. As a result, a gain on forgiveness of debt of $346 was recorded during the nine months ended September 30, 2021. We continue to assess the impact that the CARES Act may have on our business and currently, we are unable to determine the impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

The PPP loans also provides for customary events of default, including, among others, events of default relating to failure to make payments, bankruptcy, breaches of representations, and material adverse effects. Additionally, the PPP loans are subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. The Company may also be subject to CARES Act-specific lookbacks and audits that may be conducted by other federal agencies, including several oversight bodies created under the CARES Act. These bodies have the ability to coordinate investigations and audits and refer matters to the Department of Justice for civil or criminal enforcement and other actions.

Main Street Lending Program

On November 4, 2020, the Company submitted an application through the Main Street Lending Program (“MSLP”) for a loan of $50,000 under the MSPLF Credit Agreement, collectively the Main Street Term Loan. The Main Street Term Loan was funded on November 16, 2020. The proceeds from the Main Street Term Loan, net of an original issuance discount (“OID”) of 2%, was used for the early paydown of $40,000 of the Seller Note, with the remainder to provide additional working capital. The Main Street Term Loan has a maturity date of November 4, 2025 and bears interest at LIBOR plus 300 basis points, with a LIBOR floor of 0%. Interest in the first year will be treated as PIK, will be capitalized to the loan and will accrue interest as described above. There are no scheduled payments during the first two years of the loan, with scheduled payments of $7,500, $7,500 and $35,000 due in years three, four and five, respectively. The Main Street Term Loan is secured by a security interest in the assets of the Company. Due to the floating rate nature of the Main Street Term Loan, the carrying value approximates fair value. Envigo incurred DIC of $1,317 associated with the issuance of the Main Street Term Loan. The DIC along with the OID of $1,000 will be amortized on an effective interest basis over the term of the debt. A portion of the borrowings under the MSPLF Credit Agreement is owing to a related party. Accordingly, borrowings of $2,465 and $2,415, net of unamortized DIC and OID, are presented as related party debt, net at September 30, 2021 and December 31, 2020, respectively.

26

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Second Lien Credit Agreement

On November 4, 2020, the Company entered into a Second Lien Credit Agreement (“Second Lien Loan”) through a private lending organization for a loan of $6,000. The Second Lien Loan was funded on November 13, 2020. The proceeds from the loans, net of an original issuance discount of 5%, will be used to provide additional working capital and fund costs associated with the Main Street Term Loan and the Second Lien Loan. The loan has a maturity date of November 4, 2025 and bears interest at LIBOR plus 1350 basis points, with a LIBOR floor of 1%. Interest in the first year will be treated as PIK, will be capitalized to the loan and will accrue interest as described above. There are no scheduled payments during the term of the loan, with the total loan balance, including PIK interest, due at maturity. The Second Lien Loan is secured by a second priority security interest in the assets of the Company. Due to the floating rate nature of the Second Lien Loan, the carrying value approximates fair value. Envigo incurred DIC of $440 associated with the issuance of the Second Lien Loan. The DIC along with the OID of $300 will be amortized on a straight-line basis over the term of the debt. A portion of the borrowings under the Second Lien Loan is owing to a related party. Accordingly, borrowings of $4,542 and $4,025, net of unamortized DIC and OID, are presented as related party debt, net at September 30, 2021 and December 31, 2020, respectively.

Inotiv Merger

As discussed in Note 1, on November 5, 2021, with proceeds from the Inotiv Merger, the outstanding balances, plus any interest due at that date, of the Seller Note, Main Street Term Loan and the Second Lien Loan were paid off. Any unamortized original issuance discount and debt issuance costs were written off and recorded as a loss on debt extinguishment.

Economic Injury Disaster Loan (“EIDL Loan”)

On October 8, 2020, Envigo’s consolidated VIE received an EIDL Loan of $141 from the SBA. The EIDL program is another COVID 19 economic assistance program provided under the Cares Act. The loan has a 30-year maturity with monthly scheduled payments (principal and interest) totaling $8 per year beginning one year from the issuance date. The loan bears interest at 3.75% payable monthly in arrears.

Restrictive Covenants

The MSPLF Credit Agreement includes a minimum interest coverage ratio of 1.00:1.00 through December 31, 2021 and 1.25:1.00 thereafter. The Company was in compliance with the minimum interest coverage ratio at December 31, 2020. Due to the early pay off of the Main Street Term Loan, as discussed above, no minimum interest coverage ratio calculation was required as of September 30, 2021.

Scheduled Principal Payments

Scheduled payments for the next five years required under Company’s debt obligation are as follows:

2022	$68,365
2023	3
2024	7,503
2025	7,503
2026	42,826
Thereafter	126
$126,326

As mentioned above, as part of the Inotiv Merger, $126,185 of debt outstanding as of September 30, 2021 was repaid with proceeds from the transaction including $68,362 due in 2022, $7,500 due in 2024 and 2025 and $42,823 due in 2026.

27

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 16.          INCOME TAXES

An analysis of the components’ income (loss) before income taxes is presented below:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Income (loss) before income taxes:
U.S.	$3,655	$(38,197)
Non - U.S.	9,190	(4,049)
Continuing operations	12,845	(42,246)
Discontinued operations (non - U.S.)	(107)	272
	$12,738	$(41,974)

The expense for income taxes from continuing operations by location of the taxing jurisdiction consisted of the following:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Current taxation:
U.S. - Federal	$(93)	$809
U.S. - State	(158)	(663)
Non - U.S.	(443)	(994)
Total current	(694)	(848)

Deferred taxation:
U.S. - Federal	-	(8,996)
U.S. - State	-	(1,240)
Non - U.S.	(6)	(178)
Total deferred	(6)	(10,414)
Income tax expense	$(700)	$(11,262)

Reconciliation between the U.S. statutory rate and the effective rate are as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020

U.S. statutory rate	21%	21%
PPP loan foregiveness	-18%	0%
Foreign rate differential	5%	-3%
Disregarded entities	1%	1%
Non-deductible items	3%	-20%
Valuation allowance	-5%	-27%
State taxes and other	-2%	1%
Effective tax rate	5%	-27%

28

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Components of the Net Deferred Tax Asset or Liability as of September 30, 2021 and December 31, 2020 were as follows:

	September 30, 2021	December 31, 2020
Deferred tax assets:
Accruals and liabilities	$2,721	$3,470
Depreciation and amortization	11,416	12,044
Inventory	2,130	1,940
Net operating losses	12,205	14,538
Employee benefits and compensation	2,250	1,230
Unrealized foreign exchange	722	1,022
Limitation of interest deduction	445	3
Other	3,011	2,057
Total gross deferred tax assets	34,900	36,304

Deferred tax liabilities:
Accruals and liabilities	2,624	2,051
Depreciation and amortization	3,187	3,577
Unrealized foreign exchange	476	767
Other	24	30
Total gross deferred tax liabilities	6,311	6,425

Less valuation allowance	29,122	30,466
Net deferred tax liability	$(533)	$(587)

Changes in the Company’s valuation allowance for deferred tax assets were as follows:

	September 30, 2021	December 31, 2020

Balance at beginning of period	$30,466	$17,627
Provisions	1,757	2,224
Deductions	(2,374)	9,438
Foreign currency translation adjustment	(727)	1,177
Balance at end of period	$29,122	$30,466

Valuation Allowance

The Company evaluates its deferred income taxes to determine if valuation allowances are required or should be adjusted. U.S. GAAP requires that valuation allowances should be established against deferred tax assets based on consideration of all available evidence, both positive and negative, using a “more likely than not” standard. This assessment considers, among other matters, the nature, frequency and amount of recent losses, the duration of statutory carryforward periods, and tax planning strategies. In making such judgments, significant weight is given to evidence that can be objectively verified. At September 30, 2021 and December 31, 2020, the Company has recorded a valuation allowance of $29,122 and $30,466, respectively, against its U.S. deferred tax assets for its U.S. tax reporting group and non-U.S. jurisdictions, as the Company does not believe that these deferred tax assets will be realized in the foreseeable future. At December 31, 2020, the Company recorded a valuation allowance of $11,536 against the remainder of its U.S. deferred tax assets for its U.S. tax reporting group based upon negative information as of December 31, 2020. The Company had previously recorded a valuation allowance in various U.S. and non-U.S. jurisdictions of $18,930 as of December 31, 2020, as the Company does not believe that these deferred tax assets will be realized in the foreseeable future. The Company’s U.S. tax reporting group has a cumulative three-year prior period loss. While the Company has experienced taxable income in recent quarters and forecasts taxable income in 2023, forecast risks stem from COVID-19 related supply interruptions limit the usefulness of forecasted information. Based upon this negative information, the Company continues to carry a full valuation at this time as the Company does not believe that these deferred tax assets will be realized in the foreseeable future.

29

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Undistributed Earnings of Non-U.S. Subsidiaries

The Company’s non-U.S. subsidiaries’ cumulative undistributed earnings projected as of September 30, 2021 are considered to be indefinitely reinvested. Accordingly, no provision for U.S. federal and state income taxes or withholding taxes has been made in the accompanying consolidated financial statements. Further, a determination of the unrecognized deferred tax liability is not practicable. As of June 4, 2019, the Company adopted an accounting policy regarding the treatment of taxes due on future inclusion of non-U.S. income in U.S. taxable income under the Global Intangible Low-Taxed Income provisions as a current period expense when incurred. Therefore, no deferred tax related to these provisions has been recorded as of September 30, 2021 and December 31, 2020.

Net Operating Losses

As of September 30, 2021, the Company has Federal NOL carryforwards of $1,086. At September 30, 2021, the Company has state NOLs of $3,782 which begin to expire in 2035. The utilization of certain of these net operating losses is subject to limitations based on past changes in ownership of the Company pursuant to Internal Revenue Code Section 382. Non-U.S. net operating losses are $43,737 at September 30, 2021, of which $9,181 begins to expire in 2024, with the remainder having no expiration date.

Under the provisions of the Internal Revenue Code, our NOLs are subject to review and possible adjustment by the Internal Revenue Service. NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Section 382 of the Internal Revenue Code of 1986. This could limit the amount of tax attributes that the Company can utilize annually to offset future taxable income or tax liabilities. The amount of the annual limitation, if any, will be determined based on our value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The utilization of these NOLs is subject to limitations based on past and future changes in our ownership pursuant to Section 382. As of September 30, 2021, the Company is unaware of any ownership changes that would give rise to a Section 382 limitation.

Uncertain Tax Positions

The Company recognizes a tax benefit from uncertain tax positions only if the Company believes it is “more likely than not” to be sustained upon examinations based on the technical merits of the position. The amount of the accrual for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is “more likely than not” to be realized upon ultimate settlement of the position. The Company also accrues interest and penalties in relation to previously unrecognized tax benefits as a component of income tax expense. The Company has assumed no uncertain tax positions as a result of the LabCorp Transaction and identified no positions during the nine months ended September 30, 2021 and the year ended December 31, 2020.

Tax Examinations

The Company is subject to taxation in the U.S. and various states and foreign jurisdictions in which the Company operates. As of September 30, 2021, tax years 2018 through 2020 are subject to examination by the U.S. Federal and state tax authorities. The Company has on-going tax audits in the Netherlands, France and Israel and is subject to examination in various foreign jurisdictions for years 2014 – 2019. The balance of the reserve for uncertain tax positions prior to the LabCorp Transaction were assumed by the buyer and no uncertain tax positions have been identified to date. The Company does not believe there will be a change in the unrecognized tax benefits within the coming year.

CARES Act

Under a CARES Act provision through December 31, 2020, employers are allowed to defer the deposit and payment of the employer's portion of Social Security tax and certain railroad retirement taxes. The provision requires that 50% of any deferrals be paid by December 31, 2021, and the remaining 50% by December 31, 2022. The Company elected to defer Social Security tax of $1,832 as of December 31, 2020. As of September 30, 2021 and December 31, 2020, deferrals of $916 are included in both accrued payroll and other benefits (portion due by December 31, 2021) and other liabilities on the consolidated balance sheet (portion due by December 31, 2022). The CARES Act also provides that NOLs arising in a taxable year beginning after December 31, 2017, and before January 1, 2021, can be carried back to each of the five taxable years preceding the taxable year of such loss. The Company has considered the impact to the tax provision for the carryback of net operating losses to prior periods of taxable income incurred within the period allowed under the CARES Act. As a result of filing the carryback claim with the Internal Revenue Service, the Company recorded a receivable at December 31, 2020 of $809. At September 30, 2021 and December 31, 2020, the receivable is accrued as part of prepaid expenses and other current assets in the consolidated balance sheets.

Fines and Penalties

As of September 30, 2021 and December 31, 2020, the Company has accrued $0 for fines and penalties which would be classified as income tax expense on the consolidated statements of operations.

30

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

CRP Transaction

On June 3, 2019, the Company acquired the stock of CRP. CRP’s parent LabCorp is eligible for an IRC 338(h)(10) election on its timely filed U.S. federal income tax return. The election was filed on February 13, 2020. As a result of this election, the Company’s book and tax basis was equal on the transaction date.

Restructuring and Spin-off

On June 3, 2019, in anticipation of the acquisition of the majority of Holdings’ CRS operating segment by LabCorp, Holdings executed a group restructuring and spin-off whereby Holdings’ RMS operating subsidiaries were contributed to the Parent. This spin-off resulted in the transfer of federal tax attributes to LabCorp. Additionally, Holdings who is eligible to make several tax elections on its timely filed U.S. federal return, intends to make these elections. As result of these intended elections, the Company has reflected a step-up in assets to FMV.  This tax-basis step-up affects numerous aspects of the Company’s tax profile, which have been incorporated in the Company’s deferred tax assets and liabilities.

NOTE 17. EMPLOYEE BENEFITS

Defined Benefit Plan

The Company has a defined benefit plan in the U.K., the Harlan Laboratories UK Limited Occupational Pension Scheme (the "Plan"), which operated through to April 2012. As of April 30, 2012, the accumulation of plan benefits of employees in the Plan was permanently suspended and therefore the Plan was curtailed.

The following tables summarize the changes in the benefit obligation funded status of the Company’s defined benefit plans and amounts reflected in the Company’s consolidated balance sheets as of September 30, 2021 and December 31, 2020.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Change in projected benefit obligation:
Projected benefit obligation, beginning of period	$24,361	$21,326
Interest cost	252	418
Benefits paid	(589)	(622)
Foreign currency translation adjustment	(331)	739
Actuarial (gains) losses	(1,799)	2,500
Projected benefit obligation at end of period	21,894	24,361

Change in fair value of plan assets:
Fair value of plan assets, beginning of period	$20,543	$18,697
Actual return on plan assets	(144)	506
Employer contributions	1,021	1,263
Foreign currency translation adjustment	(299)	699
Benefits paid	(589)	(622)
Fair value of plan assets, end of period	20,532	20,543
Funded status	$(1,362)	$(3,818)

The actuarial gains during the nine months ended September 30, 2021 were driven by favourable market conditions, but also the impact of actual inflation being different than inflationary assumptions. The actuarial losses during the year ended December 31, 2020 were driven by unfavourable market conditions, but also changes in principles to drive inflation and mortality assumptions and membership experience.

31

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The net periodic benefit costs under the Company’s defined benefit plans were as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Components of net periodic benefit expense:
Interest cost	$252	$418
Expected return on assets	(543)	(766)
Amortization of prior loss	550	484
Net periodic benefit cost	$259	$136

The major assumptions used in determining the net periodic benefit costs for the nine months ended September 30, 2021 and the year ended December 31, 2020 were as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Discount rate	1.38%	2.04%
Expected return on plan assets	3.40%	4.11%
Rate of compensation increases	-	-

The expected returns on plan assets were based on market yields at the measurement date. Expected returns on the equity and other assets allowed for expected economic growth.

The weighted-average assumptions used in determining benefit obligations were as follows:

	September 30, 2021	December 31, 2020
Weighted-average assumptions as of:
Discount rate	1.99%	1.38%
Rate of compensation increases	-	-

Discount rates were determined for each defined benefit retirement plan at their measurement date to reflect the yield of a portfolio of high-quality bonds matched against the timing and amounts of projected future benefit payments.

The Company’s expected long-term return on plan assets assumption is based on a periodic review and modelling of the plans’ asset allocation over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modelling, based on reviews of historical data and economic/financial market theory. The expected long-term rate of return on assets was selected from within the range of rates determined by (1) historical actual returns, net of inflation, for the asset classes covered by the investment policy, and (2) projections of inflation over the long-term period during which benefits are payable to plan participants.

Plan assets distribution was as follows as of:

	September 30, 2021	December 31, 2020
Plan assets as of:
Equity securities	30%	22%
Debt securities	58%	66%
Real estate mutual fund	8%	9%
Other (including cash)	4%	3%
Total	100%	100%

The Company maintains target allocation percentages among various asset categories based on an investment policy designed to achieve long-term objectives of return, while mitigating downside risk and considering expected cash flows. The Company’s investment policy is reviewed from time to time to ensure consistency with long-term objectives. The Company’s target allocation percentages were materially consistent with the actual percentages above at September 30, 2021.

32

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

The fair value of total plan assets by asset category are as follows:

		Fair Value Measurements at Reporting Date Using:
	Fair value as of September 30, 2021	Quoted Prices in Active Market for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash	$858	$858	$-	$-
Equity securities:
Common stock	4,661	4,661	-	-
Fixed income securities:
Investment grade corporate bonds	11,970	11,970	-	-
Other types of investments:
Total return strategies	1,455	1,455	-	-
Real estate mutual fund	1,588	1,588	-	-
Total	$20,532	$20,532	$-	$-

		Fair Value Measurements at Reporting Date Using:
	Fair value as of December 31, 2020	Quoted Prices in Active Market for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash	$785	$785	$-	$-
Equity securities:
Common stock	4,204	4,204	-	-
Fixed income securities:
Investment grade corporate bonds	12,808	12,808	-	-
Other types of investments:
Total return strategies	1,313	1,313	-	-
Real estate mutual fund	1,433	1,433	-	-
Total	$20,543	$20,543	$-	$-

During the nine months ended September 30, 2021, the Company contributed $1,021 to the pension plans and expects to contribute $1,319 to its pension plans in the next twelve months.

Expected benefit payments are estimated using the same assumptions used in determining the Company’s benefit obligations as of September 30, 2021. Estimated pension benefit payments expected to be paid in cash in each of the next five years and in the aggregate for the following five years thereafter are as follows:

2022	$693
2023	821
2024	845
2025	782
2026	974
Thereafter	4,871

Defined Contribution Plan

The company has defined contribution benefit plans that cover its employees in the U.S., U.K. (the Group Personal Pension Plan) and Netherlands. Defined contribution benefit expense for the nine months ended September 30, 2021 and the year ended December 31, 2020 were $1,347 and $1,347, respectively.

33

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 18. SHAREHOLDER’S EQUITY

On April 14, 2021, the Company completed a 1,000:1 reverse stock split. The reverse stock split reduces the authorized Class A Common Stock to 30,000 shares and Class B Common Stock to 3,000 shares. It did not affect the authorized Preferred Stock, which remains at 1,000 shares. The par value of all shares remains $0.01 per share. The impact of the reverse stock split has been retrospectively applied to the consolidated balance sheets and the consolidated statements of shareholder’s equity presented elsewhere herein. After the reverse stock split, there are 18,618.207 Class A shares issued and outstanding and 1,146.767 Class B shares issued and outstanding. The Class A common stock entitles its holders to one vote per share and the Class B common stock is non-voting.

NOTE 19. STOCK-BASED COMPENSATION

On June 3, 2019, the Company’s shareholders approved the Envigo RMS Holding Corp. Equity Incentive Plan (the “Plan”). Awards may be granted to employees, directors and non-employees under the Plan in the form of a stock option (incentive and non-qualified), stock appreciation right, restricted stock award, restricted stock unit or stock award as defined in the Plan. The total number of shares of our common stock that may be issued pursuant to awards under the plan is 2,500 and the total number of shares of common stock available for issuance as incentive stock awards is 500. Each share underlying stock options granted and not forfeited or terminated, reduces the number of shares available for future awards by one share.

No stock appreciation rights, restricted stock awards, restricted stock units or stock award have been granted as of September 30, 2021.

On March 20, 2020 (“Grant Date”), the Envigo RMS Holding Corp. Board of Directors approved the grant of non-qualified stock options (“NQSOs”) under the Plan totaling 1,974.731 (adjusted to 1,974.731 shares as a result of the 1,000 for 1 reverse split enacted April 14, 2021. See Note 18.) to its senior management team. The service date for the NQSOs was also determined to be March 20, 2020 and the NQSOs vest at a cliff date of June 3, 2024. The NQSOs have an initial term of 10 years.

The fair value of NQSOs granted during the year ended December 31, 2020 was estimated at the grant date using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.77%
Expected lives (in years)	6.7
Volatility	49%
Dividend yield	None

The risk-free interest rate is based upon the U.S. Treasury Daily Treasury Yield Curve as of the Grant Date weighting the five and seven year maturity rates to determine the rate for a 6.7 year maturity. For the expected term, due to the lack of option exercise history, the Company has elected to use the "simplified method" allowed under SAB Topic 14. Under the simplified method, the expected term is the midpoint between the requisite remaining service term of the options (4.2 years) and the contractual term (9.2 years) of the options. The volatility assumption is based upon the median volatility of comparable companies within the same industry over a 6.7 year period re-levered to reflect the Company’s financial leverage. The Company does not have a history of paying dividends.

During the nine months ended September 30, 2021 and year ended December 31, 2020, the Company recorded stock-based compensation expense of $429 and $446, respectively, related to these NQSOs. The expense is included in selling, general and administrative expense in the consolidated statement of operations. At September 30, 2021, total compensation related to unvested options was $1,512 and is expected to be recognized over 2.7 years. Due to the reverse stock split discussed in Note 18, the options issued under the plan have been reduced to 1,974.731 with the option price increased to $5,720 and the weighted average grant date fair value increased to $1,210.

34

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

A summary of the stock option plan at September 30, 2021, and of changes during the nine months ended September 30, 2021 are as follows:

	# of Shares	Weighted Average Exercise Price	Aggregated Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2020	1,974.731	$5,720	$11,295,461
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Expired	-	-	-
Outstanding at September 30, 2021	1,974.731	$5,720	$11,295,461	7.7 years	$0
Exercisable at September 30, 2021	-	$-	$-		$0

The following table provides additional information relating outstanding NQSOs as of September 30, 2021:

Shares subject to stock options granted	1,974.731
Weighted average grant date fair value	$1,210.00
Shares subject to stock options exercised	-
Intrinsic value of stock options exercised	$-
Proceeds received from stock options exercised	$-
Tax benefits realized from stock options exercised	$-

NOTE 20. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases certain equipment and facilities under various non-cancellable operating and capital leases. Future minimum lease payments, net of estimated sublease income for the next five years and thereafter are as follows:

	Related Parties	Third Party	Total
2022	$391	$2,789	$3,180
2023	395	2,064	2,459
2024	403	1,066	1,469
2025	403	737	1,140
2026	69	642	711
Thereafter	-	914	914
	$1,661	$8,212	$9,873

Operating lease expense for the nine months ended September 30, 2021 and the year ended December 31, 2020 was as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Equipment	$442	$546
Property leases	3,139	4,604
Vehicles	415	918
Related party property leases	290	383
	$4,286	$6,451

During the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company recorded rental income of $1,258 and $1,576, respectively, related to the lease of space at its owned facilities in the U.S. and U.K. Estimate rental income related to these leases for the next four years is $1,312 in 2022, $734 in 2023, $653 in 2024 and $5 in 2025.

35

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Employment Contracts

The Company has also entered into service agreements with other current or former executive officers. In the case of Messrs. Hardy and Bibi, the amount payable by the Company on termination of the contract ‘without cause’ in the event of ‘change of control’ (as defined in the relevant contract) is equivalent to 2.99 times the officer’s annual salary plus all incentive compensation earned in the 12 months prior to termination.

Litigation

On April 5, 2021, the Company received a copy of a letter, dated April 2, 2021 (the “Letter”), from an attorney representing a former Envigo employee (“the former employee”), addressed to the State of California Labor and Workforce Development Agency (“LWDA”). The letter notified the LWDA that the former employee was considering bringing a claim against Envigo under California’s Private Attorney General Act of 2004 (“PAGA”). PAGA authorizes private attorneys to bring claims on behalf of the State of California and aggrieved employees for violations of California’s wage and hour laws (“Labor Code”). At this juncture, these appear to be “boilerplate” allegations commonly asserted by the former employee’s counsel, as opposed to being premised on a particular set of facts. The former employee purports to seek penalties on behalf of “all current and former hourly-paid or non-exempt employees who worked for the company within the State of California.” An employee must wait 65 days after filing their initial notice with the LWDA before they can bring a civil action – during which time the LWDA can inform the parties it intends to investigate. The 65-day period in this matter expired on or around June 7, 2021 without further action by the LWDA. On August 24, 2021, the plaintiff’s attorney formally served notice to the Company that a formal PAGA and class action claim in California state court on June 25, 2021. On September 23, 2021, the Company filed answers to each of the PAGA and class action complaints. On October 25, 2021, the Company filed a motion to stay the PAGA action. A hearing on the motion is scheduled for January 13, 2022.

The Company engaged counsel to complete a preliminary review of the purported claims and the merits of the claims. While this review identified areas of potential exposure, the Company intends to vigorously defend its labor practices and to defend against the claims made. At this time, it is not feasible to predict an outcome of this matter or reasonably estimate a range of loss, should a loss occur.

The Company is party to certain legal actions arising out of the normal course of its business. In management's opinion, none of these actions will have a material effect on the Company's operations, financial condition or liquidity. No form of proceedings has been brought, instigated or is known to be contemplated against the Company by any government agency.

USDA Inspection/Investigation

During the period from July through December 2021, one of the Company’s U.S. facilities was inspected on several occasions by the U.S. Department of Agriculture (“USDA”). USDA issued inspection reports with findings of non-compliance with certain USDA laws and regulations.  Envigo formally appealed certain of the findings. USDA has indicated it intends to conduct a formal investigation. The inspections and/or the investigation could lead to enforcement action resulting in penalties that could include a temporary restraining order or injunction, civil and/or criminal penalties, and/or license suspension or revocation. Orders resulting from an administrative action, if any, can be appealed to a U.S. Court of Appeals. There can be no certainty as to the end result.

Other Matters

During the nine months ended September 30, 2021, the Company experienced two spear phishing incidents. The Company has taken certain remedial and preventative actions in response to these incidents. Losses associated with this incident were immaterial. While the Company will continue to monitor for similar incidents, no additional measures are required for these two incidents at this time.

36

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

NOTE 21. OTHER OPERATING EXPENSE

Other operating expense consists of the following:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Remediation expenses	$3,787	$-
Transaction expenses	3,656	-
ERP system upgrade	1,329	-
Restructuring expenses	1,198	2,879
COVID-19 expenses	283	276
Integration expenses	53	2,285
	$10,306	$5,440

Remediation Expenses: represent the on-going costs to remediate wastewater processing issues at the Company’s U.S. facility involving the removal of wastewater to off-site third-party facilities until a permanent on-site solution is implemented. A permanent solution is expected to be implemented in 2022. The Company believes it has valid legal claims against the engineering firm that designed the system. Additionally, the Company has filed an indemnification claim for these remediation costs under the Seller Note agreement. The Company believes it should be successful in recovering remediation costs incurred to date, and intends to make claims for costs associated with a permanent solution from either the engineering firm or through the indemnification claim. As of September 30, 2021, the Company has not recorded any receivables for anticipated indemnification recoveries.

Transaction Expenses: represent expenses relate to the Inotiv Merger described in Note 1.

ERP System Upgrade: represent IT service contracts and licenses and external labor and consulting fees incurred as part of the Company’s ERP system upgrade, which was completed during the fourth quarter of 2021.

Restructuring Expenses: represent expenses associated with reorganizing Envigo post the LabCorp Transaction, costs associated with the Bresso and Haslett and Boyertown restructurings discussed in Note 7, and costs associated with the transition of transportation services to Vanguard as discussed in Note 8.

COVID-19 Expenses: represent expenses incurred related to the Company’s response to the coronavirus pandemic.

Integration Expenses: represent costs incurred to integrate EGSI into the Envigo systems and processes.

NOTE 22. GEOGRAPHICAL INFORMATION

Revenues by country, excluding discontinued operations were as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
United States	$160,859	$185,914
Netherlands	28,811	24,433
United Kingdom	11,466	11,231
Israel	5,378	6,966
Spain	4,235	4,468
Italy	2,839	3,565
France	2,692	3,203
Canada	2,685	3,815
Germany	2,142	2,774
	$221,107	$246,369

37

ENVIGO RMS HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND YEAR ENDED DECEMBER 31, 2020

DOLLARS IN (000’S)

Net long-lived assets by country, excluding discontinued operations were as follows:

	September 30, 2021	December 31, 2020
United States	$98,490	$93,736
United Kingdom	3,589	3,439
Netherlands	2,075	2,152
Spain	1,347	1,427
France	311	391
Italy	222	207
All Other	-	11
	$106,034	$101,363

NOTE 23. ACCUMULATED OTHER COMPREHENSIVE LOSS

	Pension	Cumulative translation adjustment	Total
As of December 31, 2019	$(4,496)	$(4,337)	$(8,833)
Actuarial loss (net of tax)	(2,816)	-	(2,816)
Amortization of actuarial loss	483	-	483
Cumulative translation adjustment	(127)	3,151	3,024
As of December 31, 2020	(6,956)	(1,186)	(8,142)
Actuarial gain (net of tax)	1,126	-	1,126
Amortization of actuarial loss	550	-	550
Cumulative translation adjustment	82	(929)	(847)
As of September 30, 2021	$(5,198)	$(2,115)	$(7,313)

NOTE 24. SUBSEQUENT EVENTS

Subsequent events are defined as those events or transactions that occur after the balance sheet date, but before the financial statements are issued or available to be issued.

As described in Note 1, on November 5, 2021, Inotiv completed the acquisition wherein the Company was merged with and into a whole-owned subsidiary of Inotiv.

The Company completed an evaluation of the impact of any subsequent events through December 23, 2021, the date at which the consolidated financial statements were available to be issued.

38